UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549
——————
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 16, 2015
DYNATRONICS CORPORATION
(Exact name of registrant as specified in its charter)
Utah	0-12697	87-0398434
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification Number)
7030 Park Centre Dr., Salt Lake City, Utah                            84121
 (Address of principal executive offices)                            (Zip Code)
Registrant's telephone number, including area code: (801) 568-7000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the closing of the private placement of preferred stock reported previously by Dynatronics Corporation ("Registrant") in a Current Report on Form 8-K filed on July 1, 2015, on December 16, 2015 Registrant appointed David B. Holtz as a Preferred Director nominated by the holders of the Registrant's Series A 8% Convertible Preferred Stock (the "Preferred Stock").  The holders of the Preferred Stock have the right to appoint up to three members of the Registrant's board of directors. The appointment of Mr. Holz brings the number of Preferred Directors on the board to three and the total number of directors of the Registrant to seven.  The other two Preferred Directors are Erin S. Enright and Brian M. Larkin.

Mr. Holtz, age 49, has held a number of important positions in the healthcare industry and other industries throughout his career, which the Registrant believes qualify him to serve on Registrant's board of directors. He currently serves on the executive management team of Provco Group Ltd., a family business responsible for the management of a portfolio of public and private equity portfolios and fund investments.  Provco is the beneficial owner of 400,000 shares of Preferred Stock and consequently is the beneficial owner of 1,000,000 shares (or 30.8%) of the Registrant's common stock assuming full conversion of 400,000 shares of Preferred Stock and the exercise of warrants for the purchase of 600,000 shares of common stock.  Prior to joining Provco Group, Mr. Holtz served as interim president and CEO of Nucryst Pharmaceuticals Corp., based in Princeton, New Jersey. From 1993 to 2006, he held various positions at Integra LifeSciences Holdings Corp. (NASDAQ: IART) in Plainsboro, New Jersey. He graduated from Susquehanna University with a bachelor's degree in business administration.

At the Annual Meeting of Shareholders of the Registrant held December 16, 2015, the shareholders elected four directors: Kelvyn H. Cullimore, Jr., Larry K. Beardall, R. Scott Ward, and Scott A. Klosterman.  Two directors of the Registrant who did not stand for election retired at the Annual Meeting: Howard L. Edwards and Richard J. Linder.  Biographical information for Mr. Klosterman is contained in the Registrant's Definitive Proxy Statement filed with the Securities and Exchange Commission on October 28, 2015.

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

The Registrant held its Annual Meeting of Shareholders on December 16, 2015.  A total of 3,230,825 shares (approximately 83%) of the issued and outstanding shares of Registrant's common stock entitled to vote at the Annual Meeting were represented by proxy or in person at the meeting.  The following matters were submitted and voted upon at the Annual Meeting:

1.              Shareholders voted to elect four individuals to the Board of Directors of Registrant for the succeeding year or until their successors shall be elected and qualified, as set forth below:

		Number of	Number of
	Number of	Shares	Shares	Broker Non-
Name	Shares For	Withheld	Abstaining	Votes

Kelvyn H. Cullimore, Jr.	2,112,789	35,089	—	1,082,947
Larry K. Beardall	2,038,223	109,655	—	1,082,947
R. Scott Ward	2,125,277	22,601	—	1,082,947
Scott A. Klosterman	2,130,377	17,501	—	1,082,947

2.              Shareholders voted to ratify the Board's selection of Mantyla McReynolds LLC as Registrant's independent registered public accounting firm for fiscal year 2016 as set forth below:

	Number of	Number of
Number of	Shares	Shares	Broker Non-
Shares For	Against	Abstaining	Votes
3,205,779	14,273	10,773	—

Item 9.01.                          Financial Statements and Exhibits.

(d)            Exhibits.

Registrant issued a press release announcing the appointment of Mr. Holtz and the election of Mr. Klosterman to the Registrant's board of directors on December 17, 2015.  A copy of the press release is furnished with this Current Report as Exhibit 99.1.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
DYNATRONICS CORPORATION

/s/ Kelvyn H. Cullimore
Kelvyn H. Cullimore, Jr.
Chief Executive Officer

Date: December 18, 2015